UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Brickell Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

June 10, 2022
Dear Stockholders:
We are pleased to invite you to attend a Special Meeting of Stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company”), which will be held on June 30, 2022, at 10 a.m. (Mountain Time) at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 (the “Special Meeting”) for the following purposes:
•To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.01 per share (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors;
•To approve an amendment to the Company’s Restated Certificate of Incorporation to decrease the total number of authorized shares of the Company’s Common Stock as determined by a formula based on the ratio utilized in any reverse stock split, if and only if a reverse stock split is both approved and implemented; and
•To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.
The foregoing items of business are more fully described in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. You may vote prior to the Special Meeting by any of the following methods:

Internet
Visit the Web site noted on your proxy card to vote via the Internet

Telephone
Use the toll-free telephone number on your proxy card to vote by telephone

Mail
Sign, date and return your proxy card in the enclosed envelope to vote by mail

If you have any questions, please contact our proxy solicitor:
D.F. King & Co., Inc.
Banks and Brokers may call: (212) 269-5550
Stockholders may call toll free: (866) 796-6867
Thank you for your continued support of Brickell Biotech.
Sincerely,
/s/ ROBERT B. BROWN
Chief Executive Officer and Director

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2022
TO THE STOCKHOLDERS OF BRICKELL BIOTECH, INC.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company”), will be held on June 30, 2022, at 10 a.m. (Mountain Time) at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 (the “Special Meeting”), for the following purposes:
1.To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.01 per share (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors;
2.To approve an amendment to the Company’s Restated Certificate of Incorporation to decrease the total number of authorized shares of the Company’s Common Stock as determined by a formula based on the ratio utilized in any reverse stock split, if and only if a reverse stock split is both approved and implemented; and
3.To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has fixed the close of business on June 9, 2022, as the record date for the Special Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ ROBERT B. BROWN Robert B. Brown Chief Executive Officer

Boulder, Colorado June 10, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2022.
This Notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2022
This proxy statement and form of proxy are being furnished to stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held on June 30, 2022 at 10 a.m., Mountain Time, or at any adjournments or postponements thereof, for the purposes set forth herein. The Special Meeting will be held at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301.
We intend to mail this proxy statement and the proxy card commencing on or about June 10, 2022. We will pay for the cost of soliciting proxies to vote at the Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2022.
The Notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
What am I voting on?
The following proposals are scheduled for a vote at the Special Meeting:
•To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.01 per share (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors (the “Reverse Stock Split”);
•To approve an amendment to the Company’s Restated Certificate of Incorporation to decrease the total number of authorized shares of the Company’s Common Stock as determined by a formula based on the ratio utilized for the Reverse Stock Split (the “Authorized Share Reduction”), which Authorized Share Reduction shall be implemented if and only if the Reverse Stock Split is both approved and implemented; and
•To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.
How does the Board of Directors recommend I vote on these proposals?
The Company’s Board of Directors recommends that you vote “FOR” Proposals 1 and 3. The Board did not provide a voting recommendation on Proposal 2.

Who can vote at the Special Meeting?
Holders of record of the Company’s Common Stock and Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at the close of business on June 9, 2022 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting. Holders of record of shares of Preferred Stock have the right to vote only on the Reverse Stock Split proposal. Holders of record of shares of Common Stock and Preferred Stock will vote on the Reverse Stock Split proposal as a single class.
On the Record Date, there were 119,415,857 shares of the Company’s Common Stock outstanding and entitled to vote and there was one share of the Company’s Preferred Stock outstanding and entitled to vote.
Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
If I am a stockholder of record of the Company’s shares, how do I cast my vote?
If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time.
The procedures for voting by proxy are as follows:
•To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided.
•To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on June 29, 2022, to be counted.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.
Beneficial owners who wish to vote in person at the Special Meeting must obtain a valid legal proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares of Common Stock and Preferred Stock entitled to vote are present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes will be treated as votes present for purposes of determining the presence of a quorum. If there is no quorum, a majority of the stockholders present at the Special Meeting or represented by proxy and entitled to vote may adjourn the Special Meeting to another date.
How many votes do I have?
Holders of record of shares of the Company’s Common Stock will be entitled to one vote for each share of Common Stock held by them on the Record Date, and have the right to vote on all matters brought before the Special Meeting. The holder of record of the one outstanding share of the Company’s Preferred Stock will be entitled to 80,000,000 votes for each share of the Company’s Preferred Stock held on the Record Date, and has the right to vote only on the Reverse Stock Split proposal (Proposal 1), provided that such votes must be counted in the same proportion as the shares of Common Stock voted on Proposal 1. As an example, if 50.5% of the shares of Common Stock are voted FOR Proposal 1, 50.5% of the votes cast by the holder of the Preferred Stock will be cast as votes FOR Proposal 1. Holders of Common Stock and Preferred Stock will vote on Proposal 1 as a single class.
How many votes are needed to approve each proposal?
The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

1	Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a Reverse Stock Split	The holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will have the same effect as votes cast AGAINST the proposal.

2	Approval of an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock if and only if the Reverse Stock Split is both approved and implemented	The holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will have the same effect as votes cast AGAINST the proposal.

3	Approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum	The holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposals 1, 2 and 3 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposals 1, 2 and 3, even if the broker or other nominee does not receive voting instructions from you. As a result, we do not anticipate any broker non-votes with respect to any of the proposals.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. You will want to vote pursuant to all of these proxy cards and/or voting instruction forms in order to ensure all the shares you own are actually voted in the manner you want. As such, please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” each of Proposals 1 and 3 and will not be voted on Proposal 2.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors, employees, consultants, agents and representatives may solicit proxies in person or by telephone, mailings, fax, email or other means. We will pay these officers, directors, employees, consultants, agents and representatives no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in soliciting proxies for the Special Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $30,000.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways:
•You may timely submit a later-dated proxy via the Internet, by telephone or by mail;
•You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 5777 Central Avenue, Suite 102, Boulder, CO 80301; or
•You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.
What is the deadline to submit a proposal for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders?
To be eligible for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), a stockholder proposal must be received by our Corporate Secretary by November 22, 2022. Stockholder proposals should be addressed to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. Such proposals need to comply with the U.S. Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials.
What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2023 Annual Meeting?
If you wish to present a proposal from the floor at the 2023 Annual Meeting, the proposal must be received by our Corporate Secretary not less than 90 calendar days nor more than 120 calendar days prior to the date of the meeting in order for the proposal to be considered. If we provide less than 45 calendar days’ notice or public disclosure of the date of the 2023 Annual Meeting, a stockholder proposal must be received by our Corporate Secretary not later than the close of business on the 10th business day following the date on which such notice is mailed or such public disclosure is made.
If you wish to present a director nomination from the floor at the 2023 Annual Meeting, your written recommendation to the Nominating and Corporate Governance Committee must be received by our Corporate

Secretary at least 120 days prior to the date of the meeting in order for the nomination to be considered. If we provide less than 90 calendar days’ notice of the 2023 Annual Meeting, your written recommendation must be received by our Corporate Secretary not later than the close of business on the seventh calendar day following the date on which the notice of meeting was mailed. All proposals and nominations must be submitted in writing to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. You are also advised to review the Company’s Amended and Restated Bylaws, which you may request in writing from the Company’s Corporate Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1
APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL
We are asking stockholders to approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45 (the “Reverse Stock Split”), subject to and as determined by the Board of Directors. Our Board of Directors has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split, and recommends that our stockholders approve the amendment. The language of the new Article IV, Section A of our Restated Certificate of Incorporation which would be contained in an amendment to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.
The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, it is likely that our Common Stock will be delisted from The Nasdaq Capital Market.
If our stockholders approve this proposal, then we will cause an amendment to the Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split if and only if our Board of Directors determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our Common Stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 1, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board of Directors may effect and implement the Reverse Stock Split at any time prior to the 2023 Annual Meeting.
Our Board of Directors also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Restated Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, rule changes and/or guidance by Nasdaq, business developments, and our actual and projected stock price performance. If the closing bid price of our Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Restated Certificate of Incorporation.

As of June 9, 2022, there were 119,415,857 shares of our Common Stock issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated by the table under the caption “Effects of the Reverse Stock Split – Effect on Shares of Common Stock.”
The Reverse Stock Split will not change the number of authorized shares of our Common Stock or the relative voting power of such holders of our outstanding Common Stock. The relative number of authorized but unissued shares of our Common Stock will materially increase and will be available for issuance by the Company. The Reverse Stock Split, if effected, would affect all holders of our Common Stock uniformly.
No fractional shares of our Common Stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. Each holder of our Common Stock would hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock would continue to be $0.01 per share (see “Effects of the Reverse Stock Split – Reduction in Stated Capital”).
Reasons for the Reverse Stock Split
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to continue our listing on The Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share.
On June 16, 2021, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Rule”). We initially had a period of 180 calendar days, or until December 13, 2021, to regain compliance with the Rule. We did not regain compliance with the Rule by such date, and therefore, as required by Nasdaq, we proactively notified Nasdaq of our intent to cure the deficiency and requested an additional 180 calendar day period to regain compliance with the Rule.
On December 14, 2021, we received an extension notice from the Listing Qualifications Department of Nasdaq informing us that Nasdaq granted us an additional 180 calendar days, or until June 13, 2022, to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under the Rule. If at any time before June 13, 2022 the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that we have achieved compliance with the Rule, unless Nasdaq exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3). As of June 9, 2022 and during each of the preceding nine trading days, the closing bid price for our Common Stock on The Nasdaq Capital Market was below $1.00 per share. We do not anticipate that the closing bid price for our Common Stock will become compliant with the Rule prior to the Special Meeting, and so strongly encourage you to vote in favor of this Proposal 1 to increase the likelihood that compliance may be achieved prior to action being taken to delist us from The Nasdaq Capital Market.
Since compliance with the Rule will not be able to be demonstrated to Nasdaq’s satisfaction by June 13, 2022, the Company expects that Nasdaq will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company intends to appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.

We attempted to obtain stockholder approval for a reverse stock split at our 2022 annual meeting of stockholders, originally scheduled for May 3, 2022, and further adjourned to and reconvened on May 17, 2022. At such reconvened meeting, although we received the affirmative vote of more than a majority of the shares present in person or by proxy, there were not sufficient votes to approve the reverse stock split proposal because of the voting standard of approval by a majority of outstanding shares. In order to attempt to procure the vote necessary to effect the Reverse Stock Split, on May 25, 2022, we issued one share of our Preferred Stock. The terms of the Preferred Stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on May 25, 2022. The Preferred Stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Special Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, the outstanding share of Preferred Stock is entitled to 80 million votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of Common Stock who vote on this proposal. For example, if 50.5% of the shares of Common Stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 1, then the Company will count 50.5% of the votes cast (or 40.4 million votes) by the holder of the Preferred Stock as votes FOR Proposal 1. Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split proposal as a single class.
The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the Common Stock. Due to the required proportional voting structure of the Preferred Stock that mirrors the actual voting by holders of the Common Stock, the supermajority voting will serve to reflect the voting preference of the holders of Common Stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of Common Stock.
If the Reverse Stock Split proposal is approved, the outstanding share of Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.
We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our Common Stock at or above $1.00 per share in order to attempt to avoid delisting by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our Common Stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.
In addition, we believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock.

We believe that the decrease in the number of shares of our outstanding Common Stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Stock Split is effectuated.
There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.
Since our stock price will not be greater than $1.00 per share for at least ten consecutive trading days before June 13, 2022, we expect our Common Stock to be subject to a delisting action by Nasdaq. We believe the Reverse Stock Split is the most likely way to support the price of our Common Stock in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period. Further, even if the Reverse Stock Split proposal is approved and the Reverse Stock Split is effected, such events will occur after the June 13, 2022 compliance date. In addition, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.
In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and, in our case, that the Reverse Stock Split will not allow us to demonstrate the ten consecutive days of compliance with Nasdaq’s minimum bid levels prior to the expiration of the current deadline to be in compliance.
Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.
Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split
When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider various factors, including:
•the historical trading price and trading volume of our Common Stock;
•the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;
•the listing requirements, other rules and guidance from The Nasdaq Capital Market;
•the number of shares of our Common Stock outstanding;
•the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and

•prevailing general market, legal and economic conditions.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split
We cannot assure that an implemented Reverse Stock Split will increase our stock price and for the required time period. We expect that, if implemented, the Reverse Stock Split will increase the market price of our Common Stock; however the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.
In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
If implemented, the proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.
The Reverse Stock Split will not result in a decrease in our authorized shares. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the relative number of authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares of Common Stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected. Although Proposal 2 is a proposal to decrease the total number of authorized shares of the Company’s Common Stock as determined by a formula based on the ratio utilized for the Reverse Stock Split if the Reverse Stock Split is effected, such Proposal 2 is not subject to supermajority Preferred Stock voting, and requires that a vote of a majority of outstanding shares of Common Stock approve the proposal, which is a high standard that was not met at our 2022 annual meeting of stockholders for a similar proposal.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board of Directors, will be the date and time set forth in the Certificate of Amendment to the Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which we expect would be shortly after such filing is made with the Delaware Secretary of State.
If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board of Directors, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.
Fractional Shares
Stockholders would not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.
Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of our Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:
•purchasing a sufficient number of shares of our Common Stock; or
•if you have shares of our Common Stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Effects of the Reverse Stock Split
General
After the Effective Time of the Reverse Stock Split, should the Board of Directors elect to implement it, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our

Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of the Reverse Stock Split would be that:
•each 10 to 45 shares of our Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board of Directors), would be combined into one new share of our Common Stock;
•no fractional shares of Common Stock would be issued in connection with the Reverse Stock Split, instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained above;
•by reducing the number of shares of Common Stock outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;
•based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;
•the number of shares of common stock authorized under the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) and its Employee Stock Purchase Plan (the “ESPP”) will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and
•the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.
However, we believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Common Stock
For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock, the following table contains approximate information, based on share information as of June 9, 2022, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	300,000,000	119,415,857	55,171,984	125,412,159
Post-Reverse Stock Split 1:10	300,000,000	11,941,585	5,517,198	282,541,217
Post-Reverse Stock Split 1:15	300,000,000	7,961,057	3,678,132	288,360,811
Post-Reverse Stock Split 1:20	300,000,000	5,970,792	2,758,599	291,270,609
Post-Reverse Stock Split 1:25	300,000,000	4,776,634	2,206,879	293,016,487
Post-Reverse Stock Split 1:30	300,000,000	3,980,528	1,839,066	294,180,406
Post-Reverse Stock Split 1:35	300,000,000	3,411,881	1,576,342	295,011,777
Post-Reverse Stock Split 1:40	300,000,000	2,985,396	1,379,299	295,635,305
Post-Reverse Stock Split 1:45	300,000,000	2,653,685	1,226,044	296,120,271
After the Effective Time of the Reverse Stock Split that our Board of Directors elects to implement, our Common Stock would have a new CUSIP number.
Effect on our Authorized Preferred Stock
The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock. However, the outstanding share of Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.
Effect on Outstanding Equity Awards, Warrants, and Equity Plans
If the Reverse Stock Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of Common Stock available for issuance under the Omnibus Plan and the ESPP will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to such plans.
Reduction in Stated Capital
Pursuant to the Reverse Stock Split, the par value of our Common Stock would remain $0.01 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment (see “Fractional Shares”).
If you hold any of your shares of our Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Common Stock or (2) post-Reverse Stock Split shares of our Common Stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our Common Stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”
Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.
Interests of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split
The Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal 1 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board of Directors deems appropriate, including the Company’s then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions, rule changes and/or guidance by Nasdaq, and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the 2023 Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.

Required Vote; Effect of Proposal
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 1. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 1 unless otherwise specified.
No Dissenters’ Rights
Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Material U.S. Federal Tax Consequences of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.
BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:
•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Common Stock;
•the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
•the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;
•a U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and
•such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.
U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.
Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The Board of Directors recommends a vote “FOR” approval of an amendment to our Restated Certificate of Incorporation to effect a Reverse Stock Split, at the Board’s discretion.

PROPOSAL 2
APPROVAL OF THE AUTHORIZED SHARE REDUCTION PROPOSAL
We are providing the holders of our Common Stock the option of approving an amendment to the Company’s Restated Certificate of Incorporation to decrease the total number of authorized shares of the Company’s Common Stock as determined by a formula based on the ratio utilized for the Reverse Stock Split, if and only if a Reverse Stock Split is both approved and implemented.
The outstanding Preferred Stock is not entitled to vote on this Authorized Share Reduction proposal, pursuant to the Delaware General Corporation Law. If the holders of a majority of our outstanding shares of Common Stock approve this Authorized Share Reduction proposal, and if the Reverse Stock Split proposal is approved and the Company actually implements the Reverse Stock Split, then we will cause an amendment to the Restated Certificate of Incorporation to be filed with the Delaware Secretary of State to effect the Authorized Share Reduction.
If the Authorized Share Reduction proposal is not approved, and if a Reverse Stock Split is implemented, then it would reduce the proportion of shares of Common Stock owned by our stockholders relative to the number of shares of Common Stock authorized for issuance, giving our Board of Directors an effective increase in the relative number of authorized shares of Common Stock available for issuance.
The Board has not made any voting recommendation with respect to Proposal 2.

PROPOSAL 3
APPROVAL OF THE ADJOURNMENT PROPOSAL
We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal 1 such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies with respect to the approval of Proposal 1 if there are insufficient votes to approve such proposal at the time of the Special Meeting or in the absence of a quorum.
The Board recommends a vote “FOR” approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 9, 2022 by each of our directors, each of our Named Executive Officers, and all directors and executive officers as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of June 9, 2022(1)	Total Stock and Stock Based Holdings	Percent of Total(2)
Robert B. Brown(3)	316,659	1,084,022	1,400,681	1.16%
Andrew D. Sklawer	149,625	450,104	599,729	*
Deepak Chadha	103,167	384,076	487,243	*
Reginald Hardy(4)	765,285	171,487	936,772	*
Dennison T. Veru	1,030,840(5)	119,207	1,150,047	*
Vijay B. Samant	19,134	149,994	169,128	*
Gary A. Lyons	18,762	78,781	97,543	*
All current directors and executive officers as a group (11 persons)	2,583,250	2,963,528	5,546,778	4.53%
_________________
*    Less than 1%
(1)Rights to acquire shares within 60 days of June 9, 2022 consist of the following allocations: (i) Robert B. Brown – 937,569 options and 146,453 warrants; (ii) Andrew D. Sklawer – 434,076 options and 16,028 warrants; (iii) Deepak Chadha – 351,356 options and 32,720 warrants; (iv) Reginald Hardy – 148,272 options and 23,215 warrants; (v) Dennison T. Veru – 115,891 options, 41,891 of which are held by Palisade Capital Advisors and 2,167 of which are held by Palisade Concentrated Equity Partnership II, L.P. (both of which Mr. Veru is Co-Chair and Chief Information Officer and therefore may be deemed to own the stock options) and related entities and 3,316 warrants; (vi) Vijay B. Samant – 149,994 options; (vii) Gary A. Lyons – 78,781 options; and (viii) all current directors and executive officers as a group – 2,698,095 options and 265,433 warrants.
(2)Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of June 9, 2022 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of June 9, 2022), by the sum of the total number of shares outstanding as of June 9, 2022, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of June 9, 2022. Applicable percentages are based on 119,415,857 shares of our Common Stock outstanding as of June 9, 2022.
(3)Includes 129,702 shares held in a trust.
(4)Includes 48,347 shares held by Mr. Hardy’s spouse, including in her capacity as a trustee, 266,447 shares held by Hardy Capital, Ltd., and 17,260 shares held by PAH Irrevocable Trust.

(5)Includes 980,030 shares owned by Palisade Concentrated Equity Partnership II, L.P. Mr. Veru is the Co-Chair and Chief Information Officer of Palisade Concentrated Equity Partnership II, L.P., and therefore he may be deemed to have shared voting and dispositive power over these shares.

Security Ownership of Certain Beneficial Owners
As of June 9, 2022, no person or entity reported being the beneficial owner of more than 5% of the outstanding shares of Common Stock on such date.
The holder of record of the one outstanding share of the Company’s Preferred Stock will be entitled to 80,000,000 votes for each share of the Company’s Preferred Stock held on the Record Date and has the right to vote only on the Reverse Stock Split proposal (Proposal 1), provided that such votes must be counted in the same proportion as the shares of Common Stock voted on Proposal 1. The Preferred Stock is not convertible into shares of Common Stock. If the Reverse Stock Split proposal is approved, the outstanding share of Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.

SOLICITATION OF PROXIES
We have engaged D.F. King to assist us in soliciting proxies for the Special Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $30,000. Our officers, directors, employees, consultants, agents and representatives may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors, employees, consultants, agents and representatives no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you have questions concerning the proposals in this proxy statement or need assistance in voting, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers may call: (212) 269-5550
Stockholders may call toll free: (866) 796-6867
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Brickell Biotech, Inc., Investor Relations, 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 or contact (720) 505-4755. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.
OTHER MATTERS
We know of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

APPENDIX A

PROPOSED AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
BRICKELL BIOTECH, INC.

REVERSE STOCK SPLIT
The amendment would provide that Article IV, Section A of the Restated Certificate of Incorporation be amended to read in its entirety as follows:
ARTICLE IV
A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Three Hundred Five Million (305,000,000) shares, of which Three Hundred Million (300,000,000) shares of the par value of One Cent ($0.01) each shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares of the par value of One Cent ($0.01) each shall be Preferred Stock (the “Preferred Stock”).
The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.
Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to this Restated Certificate of Incorporation of the Corporation, each [number between and including 10 and 45] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the corporation or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock will be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, the corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Reverse Stock Split Effective Time on the basis of prevailing market prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87444-S47350

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRICKELL BIOTECH, INC.

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D87445-S47350

BRICKELL BIOTECH, INC.
Special Meeting of Stockholders
June 30, 2022, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Brown and Andrew D. Sklawer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brickell Biotech, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held June 30, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 3, WILL NOT BE VOTED ON PROPOSAL 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87446-S47350

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRICKELL BIOTECH, INC.

The Board of Directors recommends you vote FOR Proposal 1:

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D87447-S47350

BRICKELL BIOTECH, INC.
Special Meeting of Stockholders
June 30, 2022, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Brown and Andrew D. Sklawer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brickell Biotech, Inc.'s Series A Preferred Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held June 30, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

PURSUANT TO THE COMPANY'S CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK, THIS PROXY CARD, WHEN PROPERLY EXECUTED, INCLUDING IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, WILL, WITHOUT ANY FURTHER ACTION BY THE STOCKHOLDER, BE VOTED IN THE SAME PROPORTION AS THE SHARES OF THE COMPANY'S COMMON STOCK VOTED ON PROPOSAL 1.

(Continued and to be marked, dated and signed, on the other side)